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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2013
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

California Public Utilities Commission’s (“CPUC”) Pending Investigations

On July 16, 2013, the CPUC’s Safety and Enforcement Division (“SED”) (formerly called the Consumer Protection and Safety Division or “CPSD”) filed an amended brief to revise its previous recommendation on the penalties and other remedies that should be imposed on Pacific Gas and Electric Company (“Utility”) in three investigative enforcement proceedings of the Utility’s natural gas operations.  The CPUC’s investigations relate to (1) the Utility’s safety recordkeeping for its natural gas transmission system (the “Records” investigation), (2) the Utility’s operation of its natural gas transmission pipeline system in or near locations of higher population density (the “Class Location” investigation), and (3) the Utility’s pipeline installation, integrity management, recordkeeping and other operational practices, and other events or courses of conduct, that could have led to or contributed to the rupture of a transmission pipeline owned and operated by the Utility in San Bruno, California on September 9, 2010 (the “San Bruno accident” investigation).

The SED recommends that the CPUC impose what the SED characterizes as a penalty of $2.25 billion on the Utility, allocated as follows:  (1) $300 million as a fine to the State General Fund, (2) $435 million for a portion of amounts that were disallowed in the Pipeline Safety Enhancement Plan (“PSEP”) and funded by shareholders, and (3) $1.515 billion to perform work that was previously approved in the PSEP, to implement the SED’s recommended operational remedies, and for future PSEP costs.

Based on the SED’s revised recommendation, the Utility estimates that total past and future shareholder costs for natural gas transmission operations and related fines would be in excess of $4 billion.

The Utility’s response to the SED’s amended brief is due on July 25, 2013.  The SED and the intervening parties, including the City of San Bruno, the City and County of San Francisco, and The Utility Reform Network, may file rebuttal briefs no later than August 1, 2013.  PG&E Corporation and the Utility anticipate that after the additional briefs have been filed, the CPUC administrative law judges who are presiding over the investigations will issue one or more presiding officer’s decisions to address violations that they have determined the Utility committed and to impose penalties.  Based on the CPUC’s rules, the presiding officer’s decisions would become the final decisions of the CPUC 30 days after issuance unless the Utility or another party filed an appeal with the CPUC, or a CPUC commissioner requested that the CPUC review the decision, within such time.  If an appeal or review request were filed, other parties would have 15 days to provide comments but the CPUC could act before considering any comments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: July 17, 2013	By:	DINYAR B. MISTRY
DINYAR B. MISTRY Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

Dated: July 17, 2013	By:	DINYAR B. MISTRY
DINYAR B. MISTRY Vice President, Chief Financial Officer and Controller